                                                                     EXHIBIT 1.1



                                _________ SHARES

                     AMERICAN COMMUNICATIONS SERVICES, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT



                                                                    April , 1997

Alex. Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
  As representatives of the
  several underwriters named
  in Schedule I hereto
c/o Alex. Brown & Sons Incorporated
1 South Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

                  American Communications Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell _________ shares of its common stock, par value $.01 per share (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than _________ shares of its common stock, par value $.01 per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are collectively called the "Shares." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

                  REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form SB-2 (Registration No. 333-20867) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration




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statement at the time of effectiveness pursuant to Rule 430A under that Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus."

                    AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $_____ (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to _________ Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than the ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

                  The Company hereby agrees and the Company shall, prior to or on the Closing Date, deliver an agreement (a "Lock-up Agreement") executed by
(i) each of the directors and executive officers of the Company, and (ii) each principal stockholder of the Company listed on Annex I hereto, pursuant to which each such person agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock, including, without limitation, Common Stock acquired in connection with or pursuant to the transactions described in the Registration Statement, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of Alex. Brown & Sons Incorporated ("Alex. Brown"); provided, however, that during such 180-day period each person delivering an agreement described in this sentence may



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surrender shares of Preferred Stock (as defined in Section 6(n) below) owned by such person to the Company for conversion into shares of Common Stock (in the manner contemplated by the Prospectus); provided further, that the Lock-up Agreement executed by each of The Huff Alternative Income Fund, L.P., ING Equity Partners, L.P., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., Argentum Capital Partners, L.P., Environmental Private Equity Fund II, L.P. and the Productivity Fund II, L.P. (collectively, the "Principal Investors") shall provide that (i) a Principal Investor may exercise demand registration rights pursuant to the terms of that certain Registration Rights Agreement dated as of June 26, 1995 (the "Registration Rights Agreement") by and among the Company and the entities who are signatories thereto (including the Principal Investors) at any time so that the Company will be obligated to file a registration statement pursuant to such demand no earlier than on the 150th day after the date of this Agreement, provided that such Principal Investor may not offer or sell any shares of the Company's Common Stock pursuant to any registration statement that is filed pursuant to the exercise of such demand registration rights until the 181st day after the date of this Agreement; (ii) if the Company files a "shelf" registration statement pursuant to Rule 415 under the Act for the benefit of any stockholder of the Company prior to the 180th day after the date of this Agreement, a Principal Investor may exercise its piggy-back registration rights pursuant to the terms of the Registration Rights Agreement at any time so that the Company will be obligated to appropriately include, by amendment or otherwise, the shares such Principal Investor wishes to have included in such "shelf" registration statement no earlier than on the 150th day after the date of this Agreement, provided that such Principal Investor may not offer or sell any shares of Common Stock pursuant to such "shelf" registration statement until the 181st day after the date of this Agreement; and (iii) if the Company is required to file and does file a registration statement under the Act for the benefit of any stockholder of the Company with respect to an underwritten offering of shares of Common Stock prior to the 180th day after the date of this Agreement, a Principal Investor may exercise its piggy-back registration rights pursuant to the terms of the Registration Rights Agreement in respect of, and have shares of its Common Stock included on, such registration statement commencing on the 150th day after the date of this Agreement, provided that the inclusion of any Principal Investor's shares of Common Stock on such registration statement shall be subject to any ability of the managing underwriter of such underwritten offering to "cut back" or otherwise restrict the inclusion of any Principal Investor's shares of Common Stock on such registration statement shall be subject to the shares of Common Stock that such Principal Investor so requested be included on such registration statement; and provided further, that the Lock-up Agreements executed by each of the Principal Investors shall provide that each of the Principal Investors' obligations thereunder shall be released to the extent, but only to the extent, that Alex. Brown releases any other Principal Investor from any obligation under the Lock-up Agreement executed by such Principal Investor. Notwithstanding the foregoing, during such 180-day lock-up period, the Company may (i) issue and sell the Shares to the Underwriters in accordance with this Agreement, (ii) issue an aggregate of 17,260,864 shares of Common Stock upon the conversion of the Company's outstanding shares of its Preferred Stock (as described in the Prospectus) and the issuance of ____________ shares of Common Stock in payment of $___________ million of accrued dividends thereon, (iii) issue shares of Common Stock upon the exercise of stock options granted under the Company's 1994 Stock Option Plan and otherwise in the ordinary course of business consistent with past practice as compensation for employees or consultants of the Company,
(iv) grant stock options under the Company's 1994 Stock Option Plan and otherwise in the ordinary course of business consistent with past practice as compensation for employees or consultants of the Company, (v) issue shares of Common Stock upon the exercise of currently

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outstanding warrants and options (in the aggregate amounts set forth in the
Prospectus) and (vi) issue shares of Common Stock or grant options or warrants exercisable into shares of Common Stock, in connection with strategic alliances, joint ventures or other business combinations not prohibited by the terms of the Indentures (as that term is defined in the Prospectus) (collectively "Permitted Combinations"), provided that no shares shall be issued as contemplated by this clause (vi) unless such shares are made subject to the 180-day lock-up provisions described above. The Company shall, on or prior to the Closing Date, deliver an agreement executed by each stockholder of the Company listed on Annex II hereto, pursuant to which each such person agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, for a period of 90 days after the date of the Prospectus without the prior written consent of Alex. Brown; provided, however, that during such 90-day period each such person may surrender shares of Preferred Stock owned by such person to the Company for conversion into shares of Common Stock (in the manner contemplated by the Prospectus).

                  TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Additional Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

                  DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at 10:00 A.M., New York City time, on the third or fourth business day following the date of the public offering unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Exchange Act (the "Closing Date") at the offices of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201, at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

                  Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such




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certificates shall be made available to you for inspection not later than 9:30
A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in Federal funds to the order of the Company.

                  AGREEMENTS OF THE COMPANY. The Company agrees with you:

                  To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

                  To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  To furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

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                  Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                  Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation in any such jurisdiction in connection with such registration or qualification.

                  To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of and Rule 158 under the Act, and to advise you in writing when such statement has been so made available.

                  During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of

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         stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  During the period of five years after the date of this Agreement, for each quarter for which the Company prepares and disseminates unaudited financial statements, to have such financial statements reviewed by the Company's independent accountants in accordance with SAS 71.

                  During the period of five years after the date of this Agreement, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  To pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, including those in connection with (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) of this Section 5, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e) of this Section 5, (iii) the issuance, transfer and delivery of the Shares to the Underwriters, including, any transfer or taxes payable thereon, (iv) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (vi) filings and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering,
         (vii) the listing of the Shares on the Nasdaq National Market, (viii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, and (ix) the cost and charges of any


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         transfer agent and registrar for the Shares.

                  To use its best efforts to maintain the inclusion of the Common Stock in the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                  To apply the proceeds from the sale of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                       To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940.

                       To comply with all provisions of all undertakings contained in the Registration Statement.

                       Prior to the Closing Date and, if applicable, until the Option Closing Date, to issue no press release or other communication or hold any press conference with respect to the offering of the Shares, or the financial condition, results of operations, operations, business properties, assets, liabilities, or prospects of the Company, without your prior consent, which consent shall not be unreasonably withheld, unless the Company shall conclude upon the advise of counsel that such press release or other communication should be issued at a time prior to obtaining such consent.

                  (r) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each Underwriter that:

                  A registration statement on Form SB-2 (File No. 333-20867) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.

                  The Company meets the requirements for the use of a Registration Statement on Form SB-2 under the Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
         (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter and the plan of distribution of the Shares by the Underwriters furnished to the Company in writing on your behalf by Alex. Brown expressly for use therein.

                  Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter and the plan of distribution of the Shares by the Underwriters furnished to the Company in writing on your behalf by Alex. Brown expressly for use therein.

                      Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement has been so described or filed (or incorporated by reference therein), as the case may be.

                  KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and whose separate report with respect to the audited consolidated financial statements and schedules for the fiscal years ended June 30, 1995, June 30, 1996 and December 31, 1996 appears in the Prospectus, are independent public accountants with respect to the Company, as required by and within the meaning of the Act.

                  The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement or any preliminary prospectus, or to be included in the Prospectus present fairly the consolidated financial position, results of operations and charges in financial position of the Company and its consolidated subsidiaries and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The foregoing financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("US GAAP") consistently applied throughout the periods involved, except as disclosed therein, and are, in all material respects, in accordance with the books and records of the Company and its consolidated subsidiaries. The summary and selected financial information included in the Registration Statement and any preliminary prospectus, and to be included in the Prospectus (other than information determined based upon EBITDA (as defined below) and capital expenditure information), has been fairly extracted from the audited consolidated financial statements of the Company and its consolidated subsidiaries and fairly present, on the basis stated in the Registration Statement, any preliminary prospectus or the Prospectus, the information included therein. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                     The financial information included in the Registration Statement, any preliminary prospectus or the Prospectus that is based upon (i) net income (loss) before net interest, income taxes, depreciation and amortization ("EBITDA") and (ii) capital expenditures fairly present, on the basis stated in the Registration Statement, any preliminary prospectus or the Prospectus, the information included therein.

                  Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and the subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet of the Company included in the Registration Statement, and except as contemplated by the Registration Statement or as may be contemplated by the Prospectus, (i) neither the Company nor any subsidiary (A) has incurred or undertaken any liabilities or obligations, direct or contingent, that are, individually or in the aggregate, material to the Company and the subsidiaries taken as a whole, or (B) entered into any transaction not in the ordinary course of business that is material to the Company and the subsidiaries taken as a whole; (ii) the Company has not declared or paid any dividend on or made any distribution of or with respect to any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its or its subsidiaries' capital stock; and (iii) there has not been
         (A) any change in the capital stock of the Company or any subsidiary or
         (B) any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company (other than the grant of options pursuant to the Company's 1994 Stock Option Plan in the ordinary course) or any subsidiary or otherwise as compensation to employees or consultants of the Company in the ordinary course of business consistent with past practice. As used in this Agreement, the term "subsidiary" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Company, directly or indirectly, (i) beneficially owns or controls a majority of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (ii) has the authority or ability to control the policies of such entity (including, but without limitation thereto, any partnership of which the Company or a subsidiary is a general partner or owns or has the right to obtain a majority of limited partnership interests and any joint venture in which the Company or a subsidiary has liability similar to the liability of a general partner of a partnership or owns or has the right to obtain a majority of the joint venture interests).

                  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Shares in accordance with the terms and conditions hereof, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indemnification Agreement (as defined below). This Agreement and the Indemnification Agreement have been duly and validly authorized, executed and delivered by the Company and are legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained therein may be limited by federal or state securities laws or related public policy. As used in this Agreement, the term "Indemnification Agreement" means that certain indemnification agreement dated March 6, 1997 between the Company, on the one hand, and Alex. Brown and the other Underwriters, on the other hand, pursuant to which the Company, among other things, agreed to hold you and the Underwriters harmless against certain matters set forth therein.

                  The Company's execution and delivery of, and its performance of its obligations under, this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of, any agreement (other than agreements to which the Company is a party that gives the other party thereto Registration Rights (as such term is hereinafter defined in this Agreement) (collectively, the "Registration Rights Agreements")), contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or a subsidiary is a party, or to which any of its properties is subject, that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Contracts"), or any governmental franchise, license, permit or authorization heretofore issued to the Company or any subsidiary that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Permits"), (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any subsidiary or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the subsidiaries taken as a whole (hereafter, a "Material Adverse Effect").

                       No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, this Agreement, and the consummation of the transactions contemplated thereby, except the registration of the Shares under the Act and the Exchange Act, the authorization of the Shares for inclusion on the Nasdaq National Market and such filings and registrations as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  All of the outstanding shares of capital stock of the Company and all of the outstanding shares of capital stock (or similar interests) of each of the subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. The Company owns directly or indirectly such percentage of the outstanding capital stock (or similar interests) of each of its subsidiaries as is set forth opposite the name of such subsidiary in
         Schedule II hereto, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in said Schedule II.

                  The Shares have been duly authorized and, when issued, delivered and sold in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of any preemptive rights, and the Underwriters will receive valid title to those of the Shares to be purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Company has, as of the date hereof, and will have, as of the Closing Date and the Option Closing Date, if any, an authorized and outstanding capitalization as set forth under the caption "Capitalization" in the Registration Statement and as shall be set forth in the Prospectus, both on a historical basis and as adjusted to give effect to (i) the offering of the Shares, (ii) the conversion of the Company's 9% Series A-1 Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), 9% Series B-1 Convertible Preferred Stock, par value $1.00 per share (the "Series B-1 Preferred Stock"), 9% Series B-2 Convertible Preferred Stock, par value $1.00 per share (the "Series B-2 Preferred Stock"), 9% Series B-3 Convertible Preferred Stock, par value $1.00 per share (the "Series B-3 Preferred Stock"), and 9% Series B-4 Convertible Preferred Stock, par value $1.00 per share (the "Series B-4 Preferred Stock", and collectively with the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Series B-3 Preferred Stock, the "Preferred Stock"), into an aggregate of 17,377,264 shares of Common Stock, and (iii) the acquisition of Cybergate, Inc. as described in the Prospectus.

                  At the Closing, the Company's capital stock will conform to the descriptions thereof set forth in the Registration Statement and as shall be set forth in the Prospectus.

                        There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or of any subsidiary or any security or other instrument that by its terms is convertible into or exercisable or exchangeable for capital stock (or similar interests) of the Company or such subsidiary, except as described in the Registration Statement and the Prospectus or as shall be granted as compensation for employees or consultants of the Company in the ordinary course of business consistent with past practice.

                  The Company has no subsidiaries other than those listed in
         Schedule II hereto. Each of the Company and the subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdictions of incorporation. Each of the Company and the subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect.

                  Each of the Company and the subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses (including, without limitation, all material licenses from the Federal Communications Commission ("FCC") and state, local or other governmental or regulatory authorities), and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus (except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or materially adverse modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits. To the best of the Company's knowledge, the descriptions in the Registration Statement and to be in the Prospectus of federal, state or local statutes, laws, ordinances and regulations governing the Company's and the subsidiaries' respective businesses, properties or assets, including any proposed amendments or additions to any such statutes, laws, ordinances or regulations, fairly present the information required to be shown therein.

                  Except with respect to the Registration Rights Agreements neither the Company nor any subsidiary, nor to the best knowledge of the Company, any other party, is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any of the contracts listed on Annex III hereto (collectively, the "Listed Contracts"), and each of the Listed Contracts is in full force and effect, and is the legal, valid, and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any subsidiary is in violation of its certificate of incorporation, by-laws or similar governing instrument. With the exception of the Listed Contracts, which may or may not fall within the definition of Material Contracts, neither the Company nor any subsidiary is party to any other Material Contract.

                  Except as described in the Registration Statement and as shall be described in the Prospectus, there is no litigation, arbitration, claim, governmental or other proceeding, complaint or investigation pending or, to the best knowledge of the Company, threatened with respect to the Company or any subsidiary, or any of its respective operations, businesses, properties or assets, that, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is, or, to the best knowledge of the Company, with the giving of notice or lapse of time or both would be, in violation of or non-compliance with the requirements of any Material Permit or the provisions of any law, rule, regulation, order, judgment or decree, including, but without limitation thereto, any applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except as described in the Registration Statement and as shall be described in the Prospectus or for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

                  Neither the Company nor any subsidiary owns any real property. Except as described in the Registration Statement and as shall be described in the Prospectus, the Company and each subsidiary have (i) good and marketable title to all personal properties owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and (ii) valid, subsisting and enforceable, and enjoy peaceful and undisturbed possession under, leases or licenses for all real and personal properties leased or licensed by them, including all rights-of-way, conduit, pole attachment, service and fiber leases and agreements, in each case, subject in each case to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. No real or personal property, rights-of-way, conduits, pole attachments or fiber leased, licensed or used by the Company or by a subsidiary lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of any such real or personal property, rights-of-way, conduits, pole attachments or fiber exists that would prevent, the continued effective leasing, licensing or use of such real or personal property, rights-of-way, conduits, pole attachments or fiber in the business of the Company or such subsidiary as presently conducted, subject to in each case such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.

                  The Company, directly or through one or more of the subsidiaries, owns or possesses all patents, patent rights, licenses, inventions, copyrights, trademarks, know- how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, except where the failure to own or possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any subsidiary has received notice of infringement of or conflict with the asserted rights of others with respect to any Intellectual Property. To the best knowledge of the Company, there is no infringement by others of any Intellectual Property of the Company or any subsidiary that has had or may in the future reasonably be expected to have a Materially Adverse Effect.

                  Except as set forth in the Registration Rights Schedule (as defined below) and except as disclosed in the Registration Statement and the Prospectus, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by this Agreement (such rights are hereinafter referred to as "Registration Rights"). The Company has previously provided to Alex. Brown and counsel for the Underwriters a schedule, dated as of April __, 1997 (the "Registration Rights Schedule"), which Registration Rights Schedule sets forth a correct and complete list of (i) all security holders of the Company who have Registration Rights; (ii) the number of shares of Common Stock held by each such security holder (or shares of Common Stock underlying securities convertible into or exer- cisable or exchangeable for Common Stock) with respect to which each such security holder has Registration Rights, and which of such shares of Common Stock are subject to under-writers' "cut back" rights pursuant to any contract or agreement pursuant to which such security holder's Registration Rights were granted; and (iii) the number of shares of Common Stock held by such security holder (or shares of Common Stock underlying securities convertible into or exercis- able or exchangeable for Common Stock) that, with respect to which each such security holder has Registration Rights as of the date of the Registration Rights Schedule, are eligible for sale pursuant to Rule 144 under the Act based upon the holding period of such shares of Common Stock by such holder (assuming that no actions have been taken by such holder and that no events have occurred which interrupted such holding period or commenced a new holding period). On the date of this Agreement, the Company has delivered to Alex. Brown and counsel for the Underwriters a letter from the Company addressed to the Underwriters, dated the date of this Agreement (the "Registration Rights Waiver Letter"), which Registration Rights Waiver Letter sets forth a correct and complete list of those security holders of the Company who have and who have not executed waivers of Registration Rights. Those security holders who have executed waivers of Registration

         Rights have legally and effectively waived their Registration Rights.

                       Neither the Company nor, to the best knowledge of the Company, any of its officers, directors or affiliates (as defined in the Act) has taken or will take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

                       Neither the Company nor any subsidiary is, or intends to conduct its business in such a manner that it would become, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                       Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder or financial advisor or consultant in connection with the transactions contemplated by this Agreement.

                  (aa) To the Company's best knowledge, neither the Company nor any subsidiary, nor any director, officer or employee of the Company or any subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (bb) The Company and each of the subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets;
         (iii) the access to the respective assets of the Company and each subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the best knowledge of the Company, is imminent that, individually or in the aggregate, is or is reasonably likely to have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors that reasonably can be expected to have a Material Adverse Effect.

                  (dd) (i) All United States Federal income tax returns of the Company and each subsidiary required by law to be filed have been filed and all taxes shown by such returns or which have otherwise been assessed and are now due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (ii) the Company and the subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to the applicable laws of all other jurisdictions, except, as to each of the foregoing clauses
         (i) and (ii), insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and the Company and the subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with US GAAP. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

                  (ee) The Company and each subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged. The Company has no reason to believe that it or any subsidiary will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business, except as disclosed in the Registration Statement and as shall be disclosed in the Prospectus.

                  (ff) Except as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, there are no business relationships or related party transactions of the nature described in
         Item 404 of Regulation S-B of the Commission involving the Company or any other persons referred to in such Item 404, except for such transactions that would be considered immaterial under such Item 404.

                  (gg) The Company has filed in a timely manner (or pursuant to an extension obtained in accordance with applicable law) each document or report required to be filed by it pursuant to the Exchange Act, and the rules and regulations thereunder; each such document or report at the time it was filed conformed in all material respects to the requirements of the Exchange Act and the rules and regulations there-under; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (hh) The Company has not distributed and will not distribute any prospectus or other written offering material in connection with the offering of the Shares contemplated hereby other than any preliminary prospectus, the Prospectus or other materials permitted by the Act and the Regulations to be distributed by the Company.

                  (ii) The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of
         Florida).

                  INDEMNIFICATION.

                  In addition to the Company's obligations to the Underwriters provided in the Indemnification Agreement, the Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter or relating to the plan of distribution of the Shares by the Underwriters through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgements purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                  In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any im- pleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Alex. Brown and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                           Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter and the plan of distribution of the Shares by the Underwriters furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus, the legends concerning stabilization and passive market making on the inside front cover page of the Prospectus and the statements set forth under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, any preliminary prospectus and the Prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

                  If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, from that set forth in the Registration Statement and Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those disclosed in or contemplated by the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Jack E. Reich, in his capacity as the Chief Executive Officer, and by David L. Piazza, in his capacity as Chief Financial Officer of the Company, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each represents as follows:

                           A. The Registration Statement has become effective
                  under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                           B. The representations and warranties of the
                  Company contained in Section 6 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           C. All filings required to have been made pur-
                  suant to Rules 424 or 430A under the Act have been made;

                           D. He has carefully examined the Registration
                  Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           E. Since the respective dates as of which information
                  is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  You shall have received on the Closing Date the written opinion of Riley M. Murphy, Esq., General Counsel for the Company, dated the Closing Date, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, to the effect that:

                           Each of the Company and the subsidiaries listed in
                  Schedule II to the Underwriting Agreement has all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses

                  (including, without limitation, all material licenses from the FCC and state, local or other governmental or regulatory authorities) and permits of and from all public, regulatory or governmental agencies and bodies to own, lease and license its respective properties and conduct its respective business as now being conducted, except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any such subsidiary
                  (x) has received any notice of proceedings relating to revocation or materially adverse modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits, or (y) is subject to any pending proceeding, complaint or investigation before any federal, state or local regulatory authority, nor, to such counsel's knowledge, has any such proceeding, complaint or investigation been threatened, with respect to the respective telecommunications businesses of the Company and the subsidiaries.

                              There is no commitment, plan or arrangement to
                  issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or of any subsidiary or any security or other instrument that by its terms is convertible into or exercisable or exchangeable for capital stock (or similar interests) of the Company or any subsidiary, except as described in the Registration Statement and the Prospectus or as shall be granted as compensation for employees or consultants of the Company in the ordinary course of business consistent with past practice.

                          The Company's execution and delivery of, and its
                  performance of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and, when such performance is required pursuant to the terms thereof, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of, any Listed Contract or any permit referred to in the opinions of local counsel attached hereto, or (B) to such counsel's knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets, except for those violations or conflicts that, individually or in the aggregate, would not have a Material Adverse Effect. To such counsel's knowledge, the permits referred to in the attached opinions of local counsel are the only Material Permits.

                           To such counsel's knowledge, no consent, approval,
                  authorization, order, registration, filing, qualification, license or permit of or with any public, governmental or regulatory agency or body having jurisdiction over the Company's or any subsidiary's telecommunications business is required for the Company's execution and delivery of, and its performance of its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated thereby, including, without limitation, the issuance, sale and delivery of the Shares.

                           Insofar as statements in the Prospectus purport to
                  summarize the nature and status of litigation or the provisions of statutes, laws, rules, regulations, orders, judgments or decrees, in either case only those which relate to the federal, state or local regulation of the respective telecommunications businesses of the Company and the subsidiaries, or Permits, such statements fairly summarize the matters referred to therein in all material respects.

                           Except as described in the Prospectus, the Company
                  and each subsidiary have (i) good and marketable title to all personal properties owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and (ii) valid, subsisting and enforceable, and enjoy peaceful and undisturbed possession under, leases or licenses for all real and personal properties leased or licensed by them, including all rights-of-way, conduit, pole attachment, service and fiber leases and agreements, in each case, subject in each case to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. No real or personal property, rights-of-way, conduits, pole attachments or fiber leased, licensed or used by the Company or by a subsidiary lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of any such real or personal property, rights-of-way, conduits, pole attachments or fiber exists that would prevent, the continued effective leasing, licensing or use of such real or personal property, rights-of-way, conduits, pole attachments or fiber in the business of the Company or such subsidiary as presently conducted, subject in each case to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. With respect to the opinion given in the immediately preceding sentence, such counsel has no reason to believe that the Company or any subsidiary will not be able to conduct its business as the Prospectus indicates is contemplated to be conducted.

                           To such counsel's knowledge, neither the Company nor
                  any subsidiary, nor any other party, is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Material Contract, and each Material Contract is in full force and effect, and is the legal, valid, and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any subsidiary is in violation of its certificate of incorporation, by-laws or similar governing instrument.


                  In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments thereof or supplements thereto (except as to matters referred to in the last sentence of clause (ii) above), no facts have come to her attention which lead her to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein).

                  In rendering such opinion, such counsel (i) may limit her opinions to the laws of the District of Columbia, the corporate laws of the State of Delaware and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the District of Columbia, the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to counsel for the Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. In addition, such counsel may rely as to matters involving the laws administered by the FCC or involving state regulatory matters, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion of Kelley, Drye & Warren (in substantially the form and scope set forth in Section 8(g) hereof) or other state and local regulatory counsel reasonably acceptable to counsel for the Underwriters. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel, you and counsel for the Underwriters are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to counsel for the Underwriters.

                  The opinion of Riley M. Murphy, Esq. described in this paragraph (d) shall be rendered to you at the request of the Com-pany and shall so state therein.

                  You shall have received on the Closing Date the written opinion of Ross & Hardies, special counsel for the Company, dated the Closing Date, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, to the effect that:

                               The authorized capital stock of the Company as of
                  March 31, 1997 consisted of (i) 75,000,000 shares of common stock, par value $0.01 per share and (ii) 1,500,000 shares of preferred stock, par value $1.00 per share. Of such shares of preferred stock authorized as of March 31, 1997, 186,664 shares were designated as 9% Series A-1 Convertible Preferred Stock, par value $1.00 per share, 100,000 shares were designated as 9% Series B-1 Convertible Preferred Stock, par value $1.00 per share, 102,500 shares were designated as 9% Series B-2 Convertible Preferred Stock, par value $1.00 per share, 25,000 shares were designated as 9% Series B-3 Convertible Preferred Stock, par value $1.00 per share, and 50,000 shares were designated as 9% Series B-4 Convertible Preferred Stock, par value $1.00 per share. The authorized capital stock of the Company as of the date of this letter consist of (i) 75,000,000 shares of common stock, par value $0.01 per share and (ii) 1,500,000 shares of preferred stock, par value $1.00 per share. Of such shares of preferred stock authorized as of the date of this letter and giving effect to the transactions contemplated by the Prospectus, no shares which have been designated as any specific class or series are outstanding at the time of the conversion of the Preferred Stock.

                               All of the outstanding shares of capital stock of
                  the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights.

                               The Company has all requisite corporate power and
                  authority to execute, deliver and perform its obligations under the Indemnification Agreement. The Indemnification Agreement has been duly and validly authorized, executed and delivered by the Company. The Indemnification Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification contained in the Indemnification Agreement may be limited by federal or state securities laws or related public policy.

                                Except as set forth in the Registration Rights
                  Schedule and except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, no person or entity has any Registration Rights. To such counsel's knowledge, the Registration Rights Schedule sets forth a correct and complete list, as of the date thereof, of (i) all security holders of the Company who have Registration Rights;
                  (ii) the number of shares of Common Stock held by each such security holder (or shares of Common Stock underlying securities convertible into or exercisable or exchangeable for Common Stock) with respect to which each such security holder has Registration Rights, and which of such shares of Common Stock are subject to under- writers' "cut back" rights pursuant to any contract or agreement pursuant to which such security holder's Registration Rights were granted; and (iii) the number of shares of Common Stock held by such security holder (or shares of Common Stock underlying securities convertible into or exercisable or exchangeable for Common Stock) that, with respect to which each such security holder has Registration Rights as of the date of the Registration Rights Schedule, are eligible for sale pursuant to Rule 144 under the Act (assuming the recently adopted amendments to Rule 144 became effective as of the date of the Registration Rights Schedule) based upon the holding period of such shares of Common Stock by such holder (assuming that no actions have been taken by such holder and that no events have occurred which interrupted such holding period or commenced a new holding period). To such counsel's knowledge, the Registration Rights Waiver Letter sets forth a correct and complete list of those security holders of the Company who have and who have not executed waivers of Registration Rights. Those security holders who have executed waivers of Registration Rights have legally and effectively waived their Registration Rights.

                                  To our knowledge, the statements contained
                  (i)(A) in the first paragraph and (B) in the third paragraph under the caption "Risk Factors -- Shares Eligible for Future Sale; Registration Rights" in the Prospectus and (ii)(A) in the first paragraph and (B) in the third paragraph] under the caption "Shares Eligible for Future Sale" are true and accurate descriptions of the information purported to be described therein.

                  In rendering such opinion, such counsel (i) may limit its opinions to the laws of the State of New York and the State of Illinois, and the corporate laws of the State of Delaware, and (ii) may rely as to matters involving the application of laws other than the laws of the State of New York and the State of Illinois, and the corporate laws of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to counsel for the Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel, you and counsel for the Underwriters are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to counsel for the Underwriters.

                  The opinion of Ross & Hardies described in this paragraph (e) shall be rendered to you at the request of the Company and shall so state therein.

                  You shall have received on the Closing Date the written opinion of Piper & Marbury L.L.P., special counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel for the Underwriters, to the effect that:

                                  Each of the Company and the subsidiaries
                  listed in Schedule II to the Underwriting Agreement has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect.

                                  Each of the Company and the subsidiaries
                  listed on Schedule II to the Underwriting Agreement has all requisite corporate power and authority to own, lease and license its respective properties and conduct its respective business as now being conducted and as described in the Registration Statement and the Prospectus, except in those cases where the failure to have such power or authority would not individually or in the aggregate have a Material Adverse Effect.

                              All of the issued and outstanding capital stock
                  (or similar interests) of each subsidiary listed on Schedule II have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights and are owned by the Company or a subsidiary, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in
                  Schedule II to the Underwriting Agreement.

                                 The Company meets the requirements for the use
                  of a registration statement on Form SB-2 under the Act. The Registration Statement and the Prospectus (except for the financial statements and the notes thereto, the financial statement schedules and the other financial and accounting data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act.

                                 The Registration Statement became effective
                  under the Act on April __, 1997, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are, pending before or contemplated by the Commission.

                                 The Shares have been duly authorized and, when
                  issued, delivered and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights.

                                 The capital stock of the Company conforms in
                  all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                                 The Company's execution and delivery of, and
                  its performance of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and, when such performance is required pursuant to the terms thereof, will not violate or conflict with any provisions of the certificate of incorporation, by-laws or similar governing instruments of the Company or any subsidiary.

                                 To such counsel's knowledge, no consent,
                  approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of the Company's or any subsidiary's properties or assets, other than those relating to or affecting the telecommunications businesses of the Company and the subsidiaries (as to which counsel need not express an opinion) is required for the Company's execution and delivery of, and its performance of its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated thereby, including, without limitation, the issuance, sale and delivery of the Shares, except for (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act, the Exchange Act or the rules of the Nasdaq National Market or the NASD.

                                  Insofar as statements in the Prospectus
                  purport to summarize the nature and status of litigation or the provisions of statutes, laws, rules, regulations, orders, judgments or decrees (other than federal, state or local regulation relating to or affecting the respective telecommunications businesses of the Company and the subsidiaries as to which counsel need not express an opinion), or the terms of any Listed Contracts, such statements are correct in all material respects and are fair summaries of the matters referred to therein.

                                  The Shares have been duly authorized for
                  quotation on the Nasdaq National Market, subject only to official notice of issuance.

                                  The Company has all requisite corporate right,
                  power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to issue, sell and deliver the Shares in accordance with the terms and conditions thereof. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company. The Underwriting Agreement constitutes a valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained therein may be limited by federal or state securities laws or related public policy.

                                  Upon delivery of and payment for the Shares to
                  be sold by the Company to each Underwriter in accordance with the Underwriting Agreement, each Underwriter will acquire good and marketable title to the Shares so sold and delivered to it, free and clear of all liens, pledges, charges, claims, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action taken by such Underwriter).

                                To such counsel's knowledge, there is no
                  litigation, arbitration or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any subsidiary, that, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus that has not been properly disclosed therein; and to such counsel's knowledge, there is no contract or document concerning the Company or any subsidiary of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement, that is not so described or filed.

                                The Company is not and will not become an
                  "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act.

                  In addition, you shall have received a statement from such counsel to the effect of the penultimate paragraph of Section 8(d) hereof. In rendering such opinion, such counsel (i) may limit its opinions to the laws of the State of New York, the State of Maryland, the corporate laws of the State of Delaware and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the State of New York, the State of Maryland, the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to counsel for the Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel, you and counsel for the Underwriters are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to counsel for the Underwriters.

                  The opinion of Piper & Marbury L.L.P. described in this paragraph (f) shall be rendered to you at the request of the Company and shall so state therein.

                        You shall have received on the Closing Date the written opinion of Kelley, Drye & Warren, special regulatory counsel for the Company, dated the Closing Date, addressed to the Underwriters, and in form and scope reasonably satisfactory to counsel for the Underwriters, to the effect that:

                                  The Company and each subsidiary have all
                  necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from the FCC and other federal regulatory or governmental agencies and bodies, to conduct their respective telecommunications businesses as described in the Registration Statement and the Prospectus.

                                  There is no proceeding, complaint or
                  investigation pending or, to such counsel's knowledge, threatened before the FCC or any other federal regulatory or governmental agency or body with respect to the respective telecommunications businesses of the Company and the subsidiaries.

                                  Insofar as statements in the Prospectus
                  purport to summarize the provisions of statutes, laws, rules, regulations, orders, judgments or decrees relating to the federal regulation of the respective telecommunications businesses of the Company and the subsidiaries, such statements are correct in all material respects.

                                  The Company's execution and delivery of, and
                  its performance of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and, when such performance is required pursuant to the terms thereof, will not, to such counsel's knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of, or license, permit or authorization granted to the Company or any subsidiary by, the FCC or any other federal regulatory or governmental agency or body,relating to the respective telecommunications businesses of the Company or any subsidiary.

                  In rendering such opinion, such counsel (i) may limit its opinions to the laws of the District of Columbia and the federal laws of the United States of America and (ii) may rely (A) as to matters involving the application of laws other than the laws of the District of Columbia and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to counsel for the Underwriters) of counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws; and (B) may rely as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the Company and the subsidiaries. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel, you and counsel for the Underwriters are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to counsel for the Underwriters.

                  The opinion of Kelley, Drye and Warren discussed in this paragraph (g) shall be rendered to you at the request of the Company and shall so state therein.

                        You shall have received on the Closing Date the written opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated the Closing Date, and addressed to the Underwriters, to the effect that:

                                  The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform the Underwriting Agreement.
                                  The Shares have been duly authorized and, when
                  issued, delivered and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights.

                                  The Underwriting Agreement has been duly and
                  validly authorized, executed and delivered by the Company. The Underwriting Agreement constitutes a valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained therein may be limited by federal or state securities laws or related public policy.

                                  The Registration Statement has become
                  effective under the Act on April __, 1997, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission.

                                  The statements under the captions "Description
                  of Capital Stock" and "Underwriting" in the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects.

                  In addition, you shall have received a statement from such counsel to the effect of the penultimate paragraph of Section 8(d) hereof.

                  The Company shall have furnished to counsel for the Underwriters such documents as such counsel may request for the purpose of enabling such counsel to pass upon such matters.

                  At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from KPMG Peat Marwick LLP, dated the date of its delivery, addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that:
         (i) they are independent public accountants with respect to the Company within the meaning of the Act and stating that the answer to Item 13 of the Registration Statement is correct insofar as it relates to them;
         (ii) in their opinion, the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus and covered by their opinion included therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and the subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the subsidiaries and the committees of such boards subsequent to December 31, 1996, inquiries of officers and other employees of the Company and the subsidiaries who have responsibility for financial and accounting matters of the Company and the subsidiaries with respect to transactions and events subsequent to December 31, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 1996 there were, as of the date of the most recent available monthly condensed consolidated financial statements of the Company and its consolidated subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectus, except for changes or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur; (B) that during the period from December 31, 1996 to the date of the most recent available monthly condensed consolidated financial statements of the Company and its consolidated subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease in total revenues or any increase in total or per share net loss, in each case as compared with the corresponding period in the prior fiscal year, except for such decreases or increases, as the case may be, that the Prospectus discloses have occurred or may occur; or (C) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and the subsidiaries set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such dollar amounts, numbers, percentages and information may be derived from the general accounting and financial records that are subject to the internal control structure policies and procedures of the Company's accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

                  The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.

                  The Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

                  On or prior to the Closing Date, the Company shall have furnished to you the agreements specified in Section 2 hereof, in each case, in form and substance satisfactory to counsel for the Underwriters and in full force and effect.

                  The stockholders listed on Schedule III attached hereto (the "Purchaser Stockholders") shall have executed and delivered a purchase agreement, substantially in the form of Annex IV attached hereto, pursuant to which each such Purchaser Stockholder agrees to purchase from the Company the number of shares at the per share price set forth opposite the name of such Purchaser Stockholder on Schedule III.

                  The purchase of Common Stock by each Purchaser Stockholder shall have been consummated in accordance with the terms of the purchase agreement relating to each such Purchaser Stockholder.

                  The holders of Preferred Stock listed on Schedule IV attached hereto (the "Investing Preferred Stockholders") shall have executed and delivered a letter agreement pursuant to which each such Investing Preferred Stockholder agrees to accept the number of shares of Common Stock set forth opposite the name of such Investing Preferred Stockholder on Schedule IV in lieu of the payment of the cash dollar amount of accrued dividends on the Preferred Stock also as set forth opposite the name of such Investing Preferred Stockholder on

         Schedule IV.

                       The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you or counsel for the Underwriters may reasonably request.

                  The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you or counsel for the Underwriters may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, taken as whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your reasonable judgment, is material and adverse and would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus,
(iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional

Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  MISCELLANEOUS. Notices given pursuant to any pro-vision of this Agreement shall be addressed as follows: (a) if to the Company, to American Communications Services, Inc., 131 National Business Parkway,
Suite 100, Annapolis Junction, Maryland 20701, Attention: Riley M. Murphy, Esq. (Fax No.: 301-617-4277), and (b) if to any Underwriter or to you, to you c/o Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202, Attention: Syndicate Department (Fax No.: (410) 895-4481), or in any case to such other address or facsimile number as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) reasonably incurred by them.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  For the purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                            Very truly yours,

                            AMERICAN COMMUNICATIONS SERVICES, INC.


                            By:
                               Name:
                               Title:




Accepted as of the date first above written.

ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
         Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:  ALEX. BROWN & SONS
           INCORPORATED


By:
   Name:   Scott A. Wieler
   Title:  Managing Director

                                   SCHEDULE I




                                                                                                       Number of
Name of Underwriter to be Purchased                                                                   Firm Shares
-----------------------------------
Alex. Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation









                                     TOTAL
                                           ------------


                                   SCHEDULE II

                                 SUBSIDIARIES *



                                                                   Jurisdiction of                        Percentage
Name                                                               Incorporation                          of Equity
----                                                               -------------                          ---------

American Communication Services                                    Delaware                                    **
  of Columbia, Inc.

American Communication Services                                    Delaware                                    **
  of Fort Worth, Inc.

American Communication Services                                    Delaware                                    **
  of Greenville, Inc.

American Communication Services                                    Delaware                                    100
  of Little Rock, Inc.

American Communication Services                                    Delaware                                    **
  of Louisville, Inc.

American Communication Services                                    Delaware                                    100
  of Albuquerque, Inc.

American Communication Services                                    Delaware                                    100
  of Charleston, Inc.

American Communication Services                                    Delaware                                    100
  of Chattanooga, Inc.

American Communication Services                                    Delaware                                    **
  of El Paso, Inc.

American Communication Services                                    Delaware                                    100
  of Lexington, Inc.

American Communication Services                                    Delaware                                    100
  of Pima County, Inc.

American Communication Services                                    Delaware                                    100
  of Birmingham, Inc.


---------------
* All subsidiaries are subject to restrictions and other provisions of the Indentures.
** AT&T Credit owns 7.25% of outstanding stock of subsidiary, has a security interest in the rest, which ASCI has pledged to AT&T Credit.

American Communication Services                                    Delaware                                    100
  of Mobile, Inc.

ACSI Advanced Technologies, Inc.                                   Maryland                                    100

American Communication Services                                    Maryland                                    100
  of Irving, Inc.

American Communication Services                                    Maryland                                    100
  of Montgomery, Inc.

American Communication Services                                    Maryland                                    100
  of Amarillo, Inc.

American Communication Services                                    Maryland                                    100
  of Baton Rouge, Inc.

American Communication Services                                    Maryland                                    100
  of Jackson, Inc.

American Communication Services                                    Maryland                                    100
  of Spartanburg, Inc.

American Communication Services                                    Maryland                                    100
  of Columbus, Inc.

American Communication Services                                    Maryland                                    100
  of Las Vegas, Inc.

American Communication Services                                    Maryland                                    100
  of Maryland, Inc.

                                  SCHEDULE III

                             PURCHASER STOCKHOLDERS

=======================================================================================================================
Purchaser                             Number of Shares                   Purchase Price                  Aggregate
Stockholder                           Purchased                          Per Share                       Purchase Price
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

                                   SCHEDULE IV

                        INVESTING PREFERRED STOCKHOLDERS

=================================================================================================================
Investing Preferred                        Aggregate Amount of                               Number of Shares
Stockholder                                Dividends Owed on                                 Received in Lieu of
                                           Preferred Stock                                   Cash Payment
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

                                                                         ANNEX I



                 STOCKHOLDERS SUBJECT TO 180-DAY LOCK-UP PERIOD


Anthony J. Pompliano
Jack Reich
Richard A. Kozak
George M. Tronsrue, III
Riley M. Murphy
Douglas R. Hudson
George M. Middlemas
Edwin M. Banks
Christopher L. Rafferty
Benjamin P. Giess
Olivier L. Trouveroy
Peter C. Bentz
The Huff Alternative Income Fund, L.P.
ING Equity Partners, L.P.
Apex Investment Fund I, L.P.
Apex Investment Fund II, L.P.
Argentum Capital Partners, L.P.
Blazerhold & Co.
Environmental Private Equity Fund II, L.P.
The Productivity Fund II, L.P.

                                                                        ANNEX II



                  STOCKHOLDERS SUBJECT TO 90-DAY LOCK-UP PERIOD


Brad Peery Capital, L.P.
Brad Peery Capital International
                                                       Prime II Management, L.P.

                                                                       ANNEX III

                                LISTED CONTRACTS

         Indenture, dated November 14, 1995, between the Company and Chemical Bank, as trustee, relating to $190,000,000 in principal amount of 13% Senior Discount Notes due 2005;

         Indenture, dated March 26, 1996, between the Company and Chemical Bank, as trustee, relating to $120,000,000 in principal amount of 12 3/4% Senior Discount Notes Due 2006;

         Loan and Security Agreement, dated October 17, 1994, between AT&T Credit Corporation and American Communication Services of Louisville, Inc.;

         Loan and Security Agreement, dated February 28, 1995, between AT&T Credit Corporation and American Communication Services of Fort Worth, Inc.;

         Loan and Security Agreement, dated June 30, 1995, between AT&T Credit Corporation and American Communication Services of Greenville, Inc. and American Communication Services of Columbia, Inc.;

         Loan and Security Agreement, dated September 8, 1995, between AT&T Credit Corporation and American Communications Services of El Paso, Inc.;

         Parent Support and Pledge Agreement (Louisville) dated
         October 17, 1994, between the Company and AT&T Credit
         Corporation;

         Parent Support and Pledge Agreement (El Paso) dated
         September 8, 1995, between the Company and AT&T Credit
         Corporation;

         Amendment No. 1 to Parent Support and Pledge Agreement
         (Louisville) between the Company and AT&T Credit
         Corporation;

         Amendment No. 1 to Parent Support and Pledge Agreement (Fort Worth) between the Company and AT&T Credit Corporation;

         Amendment No. 1 to Loan and Security Agreement between
         American Communications Services of Louisville, Inc. and
         AT&T Credit Corporation;

         Stock Purchase Agreement, dated October 17, 1994, between the Company and AT&T Credit Corporation;

         Stock Purchase Agreement, dated October 17, 1994, between the American Communications Services of Louisville, Inc. and AT&T Credit Corporation;

         AT&T Credit Facility Master Agreement;

         AT&T Credit Facility Addendums for Louisville, Fort Worth, Greenville, Columbia and El Paso subsidiaries;

         Master IRU Agreement, dated June 23, 1995, by and between MCImetro Access Transmission Services, Inc. and the Company;

         Agreement, dated as of June 15, 1996, by and between AT&T Communications, Inc. and the Company;

         Access Service Agreement, dated June 15, 1996, by and between LCI International Telecom Corp. and the Company, and Addendum, dated February 22, 1996;

         General Agreement between Lucent Technologies, Inc. and the Company, and Addendum Number One to the General Agreement between Lucent Technologies, Inc. and the Company, executed June 25, 1996.

         Preferred Provider Amendment to Master Capacity Agreement dated as of March 6, 1997 by and between MCImetro Access
         Transmission Services, Inc. and the Company.

         Settlement Agreement and Release dated March 11, 1997 between Richard A. Kozak and the Company

         Employment Agreement dated as of February 28, 1997 by and between the Company and David L. Piazza.